                                                                       EXHIBIT 2

                              CHRYSLER CORPORATION
                          1991 STOCK COMPENSATION PLAN
                             EFFECTIVE MAY 16, 1991
                       (AS AMENDED THROUGH MAY 31, 1995)

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

     The name of the plan is the Chrysler Corporation 1991 Stock Compensation Plan (the "Plan"). The purpose of the Plan is to enable the Company (as hereinafter defined) and its Subsidiaries (as hereinafter defined) to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers, key salaried employees and nonemployee directors which are related to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Award" means any grant under the Plan in the form of Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Performance Stock Units, Restricted Stock Units or any combination of the foregoing.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Change in Control" has the meaning given in Section 12 of the Plan.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (e) "Committee" means the Stock Option Committee, or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors who meet the qualifications referred to in Section 2 of the Plan.

          (f) "Company" means Chrysler Corporation, a corporation incorporated under the laws of the State of Delaware (or any successor corporation).

          (g) "Disability" means being permanently and totally disabled under any insurance program of the Company, any Subsidiary or any Related Entity.

          (h) "Disinterested Person" shall have the meaning set forth in Rule 16b-3 ("Rule 16b-3"), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or any successor definition adopted by the Securities and Exchange Commission.

          (i) "Eligible Employee" means an employee of the Company, any Subsidiary or any Related Entity as described in Section 4 of the Plan.

          (j) "Fair Market Value" means, as of any given date, with respect to any Awards granted hereunder, the mean of the high and low trading price of the Stock on such date as reported on the New York Stock Exchange or, if the Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Stock is admitted to trade or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first day immediately preceding such day on which such exchange or quotation system was open for trading.

          (k) "Incentive Stock Option" means any Stock Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (l) "Limited Stock Appreciation Right" means a Stock Appreciation Right that can be exercised only in the event of a Change in Control.

          (m) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          (n) "Optionee" means a Participant granted a Stock Option pursuant to
     Section 5 of the Plan which remains outstanding.

          (o) "Participant" means any Eligible Employee selected by the Committee, pursuant to the Committee's authority in Section 2 of the Plan, to receive Awards and, solely to the extent provided by Section 9 of the Plan, nonemployee directors of the Company.

          (p) "Performance Stock Unit" means the right to receive one share of Stock as set forth in an Award granted pursuant to Section 8 of the Plan, the vesting of which is subject to restrictions that will lapse upon the attainment of performance objectives.

          (q) "Related Entity" means any corporation, joint venture or other entity, domestic or foreign, other than a Subsidiary, in which the Company owns, directly or indirectly, a substantial equity interest.

          (r) "Restricted Stock Unit" means the right to receive one share of Stock as set forth in an Award granted pursuant to Section 8 of the Plan, the vesting of which is subject to restrictions that will lapse with the passage of time.

          (s) "Retirement" means (i) retirement from active employment under a pension plan of the Company, any Subsidiary or Related Entity or under an employment contract with any of them or (ii) termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

          (t) "Stock" means the common stock of the Company.

          (u) "Stock Appreciation Right" means the right pursuant to an Award granted under Section 6 of the Plan, (i) in the case of a Related Stock Appreciation Right (as defined in Section 6 of the Plan), to surrender to the Company all or a portion of the related Stock Option and receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date such Stock Option or portion thereof is surrendered over the option price per share specified in such Stock Option, multiplied by the number of shares of Stock in respect of which such Stock Option is being surrendered, and (ii) in the case of a Freestanding Stock Appreciation Right (as defined in Section 6 of the Plan), to exercise such Freestanding Stock Appreciation Right and receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in such Freestanding Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which such Freestanding Stock Appreciation Right is being exercised.

          (v) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 of the Plan, including any Reload Option (as defined in Section 5 of the Plan).

          (w) "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

     The Plan shall be administered by the Committee, composed of not less than three directors who are Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board.

     The Committee shall have the power and authority in its sole discretion to grant Awards to Eligible Employees pursuant to the terms and provisions of the Plan.

     In particular, the Committee shall have full authority, not inconsistent with the Plan:

          (a) to select Participants from among the Eligible Employees;

          (b) to determine whether and to what extent Awards are to be granted to Eligible Employees hereunder;

          (c) to determine the number of shares of Stock to be covered by each such Award granted hereunder, but in no case shall the aggregate of all shares of Stock issued under the Plan be greater than that allowed under the Plan, and in no case shall the number of shares of Stock to be covered by all such Awards (excluding grants of Restricted Stock Units) made to the same Eligible Employee during the five year period beginning January 1, 1994 and ending December 31, 1998 exceed ten percent of the total number of shares of Stock approved by the stockholders of the Company for issuance under the Plan (as such number may be increased from time to time in accordance with Section 10 hereof, and as such number may be adjusted from time to time in accordance with Section 3 hereof for changes in corporate structure or capitalization affecting the Stock);

          (d) to determine the terms and conditions of any Award granted hereunder (including, without limitation, (i) the restricted periods applicable to Restricted Stock Unit Awards and (ii) the performance objectives and periods applicable to Performance Stock Unit Awards);

          (e) to waive compliance by a Participant with any obligation to be performed by him or her under any Award and to waive any term or condition of any such Award (provided, however, that no such waiver shall detrimentally affect the rights of a Participant without such Participant's consent); and

          (f) to determine the terms and conditions which shall govern all written agreements evidencing the Awards.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the provisions of the Plan and the terms and conditions of any Award issued, expired, terminated, cancelled or surrendered under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan and as to the terms and conditions of any Award (and any agreements relating thereto) shall be final and binding on all persons, including the Company and the Participants.

     Notwithstanding anything else contained in this Plan to the contrary, if any award of Performance Stock Units is intended at the time of grant to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

SECTION 3. NUMBER OF SHARES OF STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for issuance under the Plan shall be twenty-eight (28) million, consisting of (a) eleven (11) million shares as constituted at the time of the annual meeting of stockholders on May 16, 1991, plus (b) seventeen (17) million shares as constituted at the time of the annual meeting of stockholders on May 19, 1994. Such shares of Stock may consist, in whole or in part, of authorized and unissued shares of Stock or issued shares of Stock reacquired by the Company at any time, as the Board may determine.

     To the extent that (a) a Stock Option expires or is otherwise terminated, cancelled or surrendered without being exercised (including, without limitation, in connection with the grant of a replacement option) or (b) any Restricted Stock Unit Award or Performance Stock Unit Award granted hereunder expires or is otherwise terminated or is cancelled, the shares of Stock underlying such Stock Option or subject to such

Restricted Stock Unit Award or Performance Stock Unit Award shall again be available for issuance in connection with future Awards under the Plan.

     Upon the exercise of a Related Stock Appreciation Right or Related Limited Stock Appreciation Right (as defined in Section 7 of the Plan), the Stock Option, or the part thereof to which such Related Stock Appreciation Right or Related Limited Stock Appreciation Right is related, shall be deemed to have been exercised for the purpose of the limitation on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares of Stock in respect of which the Related Stock Appreciation Right or Related Limited Stock Appreciation Right was exercised.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure or capitalization affecting the Stock, the Committee in its sole discretion may make an adjustment or substitution in the number and class of shares reserved for issuance under the Plan, the number and class of shares covered by outstanding Awards and the option price per share of Stock Options or the applicable price per share specified in Stock Appreciation Rights or Limited Stock Appreciation Rights to reflect the effect of such change in corporate structure or capitalization on the Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated; provided, further, however, that if by reason of any such change in corporate structure or capitalization a Participant holding a Restricted Stock Unit Award or Performance Stock Unit Award shall be entitled, subject to the terms and conditions of such Award, to additional or different shares of any security, the issuance of such additional or different shares shall thereupon be subject to all of the terms and conditions (including restrictions and performance criteria) which were applicable to such Award prior to such change in corporate structure or capitalization; and, provided, further, however, that unless the Committee in its sole discretion determines otherwise, any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no such adjustment or substitution by reason thereof shall be made with respect to, the number or class of shares reserved for issuance under the Plan, the number or class of shares covered by outstanding Awards or any option price or applicable price.

SECTION 4. ELIGIBILITY.

     Officers and other key salaried employees of the Company, its Subsidiaries and its Related Entities who are responsible for or contribute to the management, growth or profitability of the business of the Company, its Subsidiaries or its Related Entities shall be eligible to be granted Awards and any former officers and key salaried employees of the Company, its Subsidiaries and its Related Entities shall be eligible to be granted Reload Options with respect to Stock Options granted to them while they were employees; provided, however, with respect to an employee of a Related Entity, that such person was an employee of the Company, a Subsidiary or, if originally an employee of the Company or a Subsidiary, or another Related Entity immediately prior to becoming employed by such Related Entity and accepted employment with such Related Entity at the request of the Company or a Subsidiary. The Participants under the Plan shall be selected, from time to time, by the Committee, in its sole discretion, from among those Eligible Employees.

SECTION 5. STOCK OPTIONS.

     (a) Grant and Exercise. Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may, from time to time, approve, and the terms and conditions of Stock Option Awards need not be the same with respect to each Optionee. Optionees shall enter into a Stock Option agreement ("Stock Option Agreement") with the Company, in such form as the Committee shall determine, which agreement shall set forth, among other things, the option price of the option, the term of the option and conditions regarding exercisability of the option granted thereunder.

          (i) Nature of Options. The Committee shall have the authority to grant any Participant either Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights or Limited Stock Appreciation Rights), except that the Committee shall not grant any Incentive Stock Options to an employee of a Related Entity. Any Stock Option which does not qualify as an Incentive Stock Option, or the terms of which at the time of its grant provide that it shall not be treated as an Incentive Stock Option, shall constitute a Nonqualified Stock Option.

          (ii) Exercisability. Subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, Stock Options shall be exercisable from time to time to the extent of 40% of the number of shares of Stock covered by the Stock Option on and after the first anniversary and before the second anniversary of the date of grant of the Stock Option, to the extent of 70% of the number of shares of Stock covered by the Stock Option on and after the second anniversary and before the third anniversary of the date of grant of the Stock Option and to the extent of 100% of the number of shares of Stock covered by the Stock Option on and after the third anniversary of the date of grant of the Stock Option and before the expiration of the stated term of the Stock Option (or to such lesser extent as the Committee in its sole discretion shall determine at the time of grant or to such greater extent as the Committee in its sole discretion shall determine at or after the time of grant).

          (iii) Method of Exercise. Stock Options may be exercised by giving written notice of exercise delivered in person or by mail as required by the terms of any Stock Option Agreement at the Company's principal executive office, specifying the number of shares of Stock with respect to which the Stock Option is being exercised, accompanied by payment in full of the option price in cash or its equivalent as determined by the Committee in its sole discretion. If requested by the Committee, the Optionee shall deliver to the Company the Stock Option Agreement evidencing the Stock Option being exercised for notation thereon of such exercise and return thereafter of such agreement to the Optionee. As determined by the Committee in its sole discretion at or after the time of grant, payment of the option price in full or in part may also be made in the form of shares of unrestricted Stock already owned by the Optionee (based on the Fair Market Value of the Stock on the date the Stock Option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment of the option price in the form of already owned shares of Stock may be authorized only at the time of grant. An Optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares of Stock subject to the Stock Option when the Optionee has given written notice of exercise, has paid in full for such shares of Stock, and, if requested, has made the representations described in Section 13(a) of the Plan.

          (iv) Reload Options. The Committee shall have the authority to specify, at the time of grant or, with respect to Nonqualified Stock Options, at or after the time of grant, that an Optionee shall be granted a Nonqualified Stock Option (a "Reload Option") in the event such Optionee exercises all or a part of a Stock Option (an "Original Option") by surrendering in accordance with Section 5(a)(iii) of the Plan already owned shares of unrestricted Stock in full or partial payment of the option price under such Original Option, subject to the availability of shares of Stock under the Plan at the time of such exercise; provided, however, that no Reload Option shall be granted to a Nonemployee Director (as defined in Section 9 of the Plan). Each Reload Option shall cover a number of shares of Stock equal to the number of shares of Stock surrendered in payment of the option price under such Original Option, shall have an option price per share of Stock equal to the Fair Market Value of the Stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the Original Option. A Reload Option shall be exercisable at any time and from time to time from and after the date of grant of such Reload Option (or, as the Committee in its sole discretion shall determine at or after the time of grant, at such time or times as shall be specified in the Reload Option); provided, however, that a Reload Option granted to a director or officer of the Company shall not be exercisable during the first six months from the date of grant of such Reload Option. Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions, consistent with this Section 5(a)(iv), as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. A Reload Option shall contain such other terms and conditions, which may include a restriction on the transferability of the shares of Stock received upon exercise of the Original Option representing at least the after-tax profit received upon exercise of the Original Option, as the Committee in its sole discretion shall deem desirable and which may be set forth in rules or guidelines adopted by the Committee or in the Stock Option Agreements evidencing the Reload Options.

     (b) Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

          (i) Option Price. The option price per share of Stock purchasable under a Stock Option (other than a Reload Option) shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary when an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be not less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary when an Incentive Stock Option is granted to such Participant, such Stock Option (to the extent required by the Code at time of grant) shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

          (iii) Transferability of Options. No Stock Options shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee.

          (iv) Option Exercise After Termination by Reason of Disability or Retirement. If an Optionee's employment with the Company, any Subsidiary or any Related Entity terminates by reason of Disability or Retirement, any Stock Option held by such Optionee may thereafter be exercised for a period of five years (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of exercise have been entitled to exercise the Stock Option if such Optionee had continued to be employed by the Company, such Subsidiary or such Related Entity (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant). In the event of a termination of employment by reason of Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (v) Option Exercise After Termination by Consent. If an Optionee's employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary under mutually satisfactory conditions or if an Optionee's employment with a Related Entity is terminated under conditions mutually satisfactory to such Related Entity and the Optionee, the Committee, in its sole discretion, may permit the Optionee to exercise any Stock Option held by such Optionee for a period of one year (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of exercise have been entitled to exercise the Stock Option if such Optionee had continued to be employed by the Company, such Subsidiary or such Related Entity (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant). If an Optionee's employment with the Company or any Subsidiary is terminated in connection with such Optionee's acceptance of employment, at the request of the Company or a Subsidiary, with a Related Entity (or an Optionee's employment with one Related Entity is terminated in connection with such Optionee's acceptance of employment, at the request of the Company or a Subsidiary, with another Related Entity), the Committee in its sole discretion may permit the Optionee to exercise any Stock Option held by such Optionee after the date of such termination at any time until the expiration of the stated term of such Stock Option (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant), to the extent that the Optionee would on the date of exercise have been entitled to exercise such Stock Option if such Optionee had continued to be employed by the Company or such Subsidiary (or such initial Related Entity), provided that the Optionee has been in continuous employ with the Related Entity to which such Optionee has moved from the date of acceptance of employment therewith until the date of exercise. In the event of a termination of employment by the Company, any Subsidiary or any Related Entity under mutually satisfactory conditions, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (vi) Option Exercise After Termination by Death. If (x) an Optionee's employment with the Company, any Subsidiary or any Related Entity terminates by reason of death, (y) an Optionee dies within the five year period (or such shorter period as the Committee shall have specified for exercise in accordance with Section 5(a)(iv) of the Plan) following termination by reason of Disability or Retirement as set forth in Section 5(a)(iv) of the Plan or (z) an Optionee dies within the one year period (or such shorter period as the Committee shall have specified for exercise in accordance with Section 5(a)(v) of the Plan) following termination under mutually satisfactory conditions as set forth in the first sentence of
     Section 5(a)(v) of the Plan, any Stock Option held by such Optionee may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee for a period of one year (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of exercise have been entitled to exercise the Stock Option if such Optionee had continued to be employed by the Company, such Subsidiary or such Related Entity (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant).

          (vii) Restriction on Exercise After Termination. Notwithstanding the provisions of this Section 5, but subject to the provisions of Section 12 of the Plan, the exercise of any Stock Option after termination of employment shall be subject to satisfaction of the conditions precedent that the Optionee neither, (x) takes other employment or renders services to others without the written consent of the Company, nor (y) conducts himself in a manner adversely affecting the Company.

          (viii) Other Termination. Except as otherwise provided in this Section 5 or Section 12 of the Plan, or as determined by the Committee in its sole discretion, if an Optionee's employment with the Company, any Subsidiary or any Related Entity terminates, all Stock Options held by the Optionee will terminate.

          (ix) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or any Subsidiary become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000; provided, however, that if the aggregate Fair Market Value (so determined) of the shares of Stock covered by such options exceeds $100,000 during any year in which they become exercisable, such options with a Fair Market Value in excess of $100,000 will be Nonqualified Stock Options.

SECTION 6. STOCK APPRECIATION RIGHTS.

     (a) Grant and Exercise. Stock Appreciation Rights may be granted either in conjunction with all or part of any Stock Option granted under the Plan ("Related Stock Appreciation Rights") or alone ("Freestanding Stock Appreciation Rights") and, in either case, in addition to other Awards granted under the Plan. Participants shall enter into a Stock Appreciation Rights agreement with the Company if requested by the Committee, in such form as the Committee shall determine.

          (i) Time of Grant. Related Stock Appreciation Rights related to a Nonqualified Stock Option may be granted either at or after the time of the grant of such Nonqualified Stock Option. Related Stock

     Appreciation Rights related to an Incentive Stock Option may be granted only at the time of the grant of such Incentive Stock Option. Freestanding Stock Appreciation Rights may be granted at any time.

          (ii) Exercisability. Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5(a)(ii) of the Plan and Freestanding Stock Appreciation Rights shall be exercisable, subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, from time to time, to the extent that Stock Options are exercisable in accordance with the provisions of Section 5(a)(ii) of the Plan; provided, however, that any Stock Appreciation Right granted to a director or officer of the Company shall not be exercisable during the first six months from the date of grant of such Stock Appreciation Right, except that this additional limitation shall not apply in the event of death or Disability of the director or officer prior to the expiration of the six-month period. A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the option price of such Stock Option.

          (iii) Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant by giving written notice of exercise delivered in person or by mail as required by the terms of any agreement evidencing the Stock Appreciation Right at the Company's principal executive office, specifying the number of shares of Stock in respect of which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver to the Company the agreement evidencing the Stock Appreciation Right being exercised and, in the case of a Related Stock Appreciation Right, the Stock Option Agreement evidencing any related Stock Option, for notation thereon of such exercise and return thereafter of such agreements to the Participant.

          (iv) Amount Payable. Upon the exercise of a Related Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the option price per share specified in the related Stock Option, multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment.

     Upon the exercise of a Freestanding Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the price per share specified in the Freestanding Stock Appreciation Right, which shall be not less than 100% of the Fair Market Value of the Stock on the date of grant, multiplied by the number of shares of Stock in respect of which the Freestanding Stock Appreciation Right shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment.

     (b) Terms and Conditions. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

          (i) Term of Stock Appreciation Rights. The term of a Related Stock Appreciation Right shall be the same as the term of the related Stock Option. A Related Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the exercise, termination, cancellation or surrender of the related Stock Option, except that, unless otherwise provided by the Committee in its sole discretion at or after the time of grant, a Related Stock Appreciation Right granted with respect to less than the full number of shares of Stock covered by a related Stock Option shall terminate and no longer be exercisable if and to the extent that the number of shares of Stock covered by the exercise, termination, cancellation or surrender of the related Stock Option exceeds the number of shares of Stock not covered by the Related Stock Appreciation Right.

     The term of each Freestanding Stock Appreciation Right shall be fixed by the Committee, but no Freestanding Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

          (ii) Transferability of Stock Appreciation Rights. Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5(b) (iii) of the Plan.

          (iii) Termination of Employment. In the event of the termination of employment of an Optionee holding a Related Stock Appreciation Right, such right shall be exercisable to the same extent that the related Stock Option is exercisable after such termination.

     In the event of the termination of employment of the holder of a Freestanding Stock Appreciation Right, such right shall be exercisable to the same extent that a Stock Option with the same terms and conditions as such Freestanding Stock Appreciation Right would have been exercisable in the event of the termination of employment of the holder of such Stock Option.

SECTION 7. LIMITED STOCK APPRECIATION RIGHTS.

     (a) Grant and Exercise. Limited Stock Appreciation Rights may be granted either in conjunction with all or part of any Stock Option granted under the Plan ("Related Limited Stock Appreciation Rights") or alone ("Freestanding Limited Stock Appreciation Rights") and, in either case, in addition to other Awards granted under the Plan. Participants shall enter into a Limited Stock Appreciation Rights agreement with the Company if requested by the Committee, in such form as the Committee shall determine.

          (i) Time of Grant. Related Limited Stock Appreciation Rights related to a Nonqualified Stock Option may be granted either at or after the time of the grant of such Nonqualified Stock Option. Related Limited Stock Appreciation Rights related to an Incentive Stock Option may be granted only at the time of the grant of such Incentive Stock Option. Freestanding Limited Stock Appreciation Rights may be granted at any time.

          (ii) Exercisability. Limited Stock Appreciation Rights can only be exercised within the sixty-day period following a Change in Control; provided, however, that any Limited Stock Appreciation Right granted to a director or officer of the Company must be held for a period of six months prior to a Change in Control, except that this additional limitation shall not apply in the event of death or Disability of the director or officer prior to the expiration of the six-month period.

          (iii) Amount Payable. Upon the exercise of a Limited Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash equal to the Change in Control Stock Appreciation (as defined in Section 12 of the Plan) of one share of Stock on the date of exercise, multiplied by the number of shares of Stock in respect of which the Limited Stock Appreciation Right shall have been exercised.

     (b) Other Provisions. The other provisions of Section 6 of the Plan shall apply to Limited Stock Appreciation Rights to the extent not inconsistent with the provisions of this Section 7.

SECTION 8. RESTRICTED STOCK UNITS AND PERFORMANCE STOCK UNITS.

     (a) Grant. Awards of Restricted Stock Units or Performance Stock Units may be granted either alone or in addition to other Awards granted under the Plan. Each Restricted Stock Unit or Performance Stock Unit represents the right to receive, subject to the terms and provisions of the Plan and any agreements evidencing such Awards, one share of Stock. If the Committee in its sole discretion so determines at the time of grant, a Participant to whom a Restricted Stock Unit Award or Performance Stock Unit Award has been granted may be credited with an amount equivalent to all cash dividends ("Dividend Equivalents") that would have been paid to the holder of such Restricted Stock Unit Award or Performance Stock Unit Award if one share of Stock for every Restricted Stock Unit or Performance Stock Unit awarded had been issued to the holder on the date of grant of such Restricted Stock Unit Award or Performance Stock Unit Award. The Committee shall determine the terms and conditions of each Restricted Stock Unit Award and Performance Stock Unit

Award including, without limitation, the number of Restricted Stock Units or Performance Stock Units to be covered by such Award, the restricted period applicable to Restricted Stock Unit Awards and the performance objectives applicable to Performance Stock Unit Awards. The Committee in its sole discretion may prescribe terms and conditions applicable to the vesting of such Restricted Stock Unit Awards or Performance Stock Unit Awards in addition to those provided in the Plan. The Committee shall establish such rules and guidelines governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of Dividend Equivalents, as it may deem desirable. The Committee in its sole discretion may at any time accelerate the time at which the restrictions on all or any part of a Restricted Stock Unit Award lapse or determine the performance objectives with respect to all or any part of a Performance Stock Unit Award to have been attained; provided, however, that the Committee shall not be entitled to exercise such discretion to the extent that the ability to exercise such discretion would cause the Performance Stock Unit Award to fail to qualify as other performance based compensation under Section 162(m) of the Code. Restricted Stock Unit Awards and Performance Stock Unit Awards shall not be transferable otherwise than by will or by the laws of descent and distribution. Shares of Stock shall be deliverable upon the vesting of Restricted Stock Unit Awards and Performance Stock Unit Awards for no consideration other than services rendered or, in the Committee's sole discretion, the minimum amount of consideration other than services (such as the par value per share of Stock) required to be received by the Company in order to assure compliance with applicable state law, which amount shall not exceed 10% of the Fair Market Value of such shares of Stock on the date of issuance. Each such Award shall be evidenced by a Restricted Stock Unit Award agreement ("Restricted Stock Unit Award Agreement") or Performance Stock Unit Award agreement ("Performance Stock Unit Award Agreement").

     (b) Terms and Conditions. Unless otherwise determined by the Committee in its sole discretion:

          (i) a breach of any term or condition provided in the Plan, the Restricted Stock Unit Award Agreement or the Performance Stock Unit Award Agreement or established by the Committee with respect to such Restricted Stock Unit Award or Performance Stock Unit Award will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any unvested Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation; and

          (ii) subject to Section 12 of the Plan, termination of such holder's employment with the Company, any Subsidiary or any Related Entity prior to the lapsing of the applicable restriction period or attainment of applicable performance objectives will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation.

     (c) Completion of Restriction Period and Attainment of Performance Objectives. To the extent that restrictions with respect to any Restricted Stock Unit Award lapse or performance objectives with respect to any Performance Stock Unit Award are attained and provided that other applicable terms and conditions have then been satisfied:

          (i) such of the Restricted Stock Units or Performance Stock Units as to which restrictions have lapsed or performance objectives have been attained shall become vested and the Committee shall cause to be issued and delivered to the Participant a stock certificate representing a number of shares of Stock equal to such number of Restricted Stock Units or Performance Stock Units, free of all restrictions, except as provided in
     Section 13(a) of the Plan; and

          (ii) any Dividend Equivalents credited in respect of such Restricted Stock Units or Performance Stock Units shall become vested to the extent that such Restricted Stock Units or Performance Stock Units shall have become vested and the Committee shall cause such Dividend Equivalents to be delivered to the Participant.

     Any such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) that shall not have become vested at the end of the applicable restricted period or the period given for the attainment of performance objectives shall expire, terminate and be cancelled and the Participant shall not thereafter have any rights with respect to the Restricted Stock Units or Performance Stock Units (or any Dividend Equivalents credited in respect thereof) covered thereby.

SECTION 9. GRANT OF STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS TO NONEMPLOYEE DIRECTORS.

     Each person who is not an employee of the Company, any Subsidiary or any Related Entity and who on and after May 16, 1991 is elected or reelected as a director (a "Nonemployee Director") of the Company at any annual or special meeting of stockholders of the Company, shall as of the date of each such election or reelection automatically be granted an Award consisting of (a) a Stock Option to purchase 1,500 shares of Stock (as constituted at the time of the annual meeting of stockholders on May 16, 1991) for an option price equal to 100% of the Fair Market Value of the Stock on the date of such election or reelection and, (b) with respect to such number of shares of Stock, (i) a Related Stock Appreciation Right, the stock appreciation on which shall be payable all in cash, and (ii) a Limited Stock Appreciation Right, subject, in each case, to applicable law. The action of the stockholders in electing or reelecting a Nonemployee Director shall constitute the granting of the Award and the date on which the stockholders shall take such action shall be the date of granting of such Award. All such Stock Options shall be designated as Nonqualified Stock Options. Subject to Section 12 of the Plan, a Nonemployee Director must serve continuously as a Nonemployee Director of the Company for a period of twelve consecutive months from the date such Award is granted before he or she can exercise any part of such Award. Thereafter, on and after the first anniversary of the date of granting the Award and before the second anniversary, the Nonemployee Director may exercise the Award with respect to not more than 40% of the number of shares of Stock covered thereby, on and after the second anniversary and before the third anniversary, the Nonemployee Director may exercise the Award with respect to not more than 70% of the number of shares of Stock covered thereby, and on and after the third anniversary and before the expiration of the stated term of the Award, which shall be ten years from the date of its granting, the Nonemployee Director may at any time or from time to time exercise the Award with respect to all or any portion of the shares of Stock covered thereby. The Related Limited Stock Appreciation Right component of the Award shall be exercisable only as set forth in Section 7(a)(ii) of the Plan. If a Nonemployee Director's service with the Company terminates by reason of permanent and total disability or retirement from active service as a director of the Company, any Award held by such Nonemployee Director may be exercised for a period of five years from the date of such termination or until the expiration of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Nonemployee Director. If a Nonemployee Director's service with the Company terminates by reason of death or under mutually satisfactory conditions, or if a Nonemployee Director dies within the five-year period following termination by reason of permanent and total disability or retirement from active service as a director of the Company or within the one-year period following termination under mutually satisfactory conditions, any Award held by such Nonemployee Director may be exercised for a period of one year from the date of such termination or post-termination death, as the case may be, or until the expiration of the stated term of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Nonemployee Director. All applicable provisions of the Plan not inconsistent with this Section 9 shall apply to Awards granted to Nonemployee Directors; provided, however, that the Committee may not exercise discretion under any provision of the Plan with respect to Awards granted under this Section 9 to the extent that such discretion is inconsistent with Rule 16b-3. The maximum number of shares of Stock as to which Stock Options may be granted to any Nonemployee Director under both the Plan, as in effect through May 16, 2001, and under the Company's 1972 Stock Option Plan, as in effect through April 17, 1992, shall be 22,500 shares of Stock (as constituted at the time of the annual meeting of stockholders on May 16, 1991).

SECTION 10. AMENDMENT AND TERMINATION.

     The Board may amend, alter, or discontinue the Plan, in its sole discretion, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, or which, without the approval of the stockholders of the Company (where such approval is necessary to satisfy then-applicable requirements of Rule 16b-3, any Federal tax law relating to Incentive Stock Options or applicable state law), would:

          (a) except as provided in Section 3 of the Plan, increase the total number of shares of Stock which may be issued under the Plan;

          (b) except as provided in Section 3 of the Plan, decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the grant of the option;

          (c) change the class of employees eligible to participate in the Plan; or

          (d) extend (i) the period during which Stock Options may be granted or
     (ii) the maximum period of any Award under Sections 5(b)(ii) or 6(b)(i) of the Plan.

     Except as restricted herein with respect to Incentive Stock Options or otherwise, the Committee may amend or alter the terms and conditions of any Award theretofore granted, and of any agreement evidencing such Award, prospectively or retroactively, but no such amendment or alteration shall impair the rights of any Participant under such Award or agreement without such Participant's consent.

SECTION 11. UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan. With respect to any payments not yet made and due to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

SECTION 12. CHANGE IN CONTROL.

     The following acceleration and valuation provisions shall apply in the event of a Change in Control notwithstanding other provisions of the Plan or any provisions of any applicable agreement to the contrary:

          (a) In the event of a Change in Control:

             (i) any Stock Appreciation Right and any Stock Option awarded under the Plan not previously exercisable in full shall become fully exercisable, provided that any Stock Appreciation Right granted to a director or officer within six months prior to the date of a Change in Control shall not, except in the event of death or disability, be exercisable during the first six months from the date of granting of such Stock Appreciation Right;

             (ii) the restriction period applicable to any Restricted Stock Unit Award shall lapse, the performance objectives applicable to any Performance Stock Unit Award shall be deemed attained, and any other restrictions or conditions applicable to any Restricted Stock Unit Award or Performance Stock Unit Award shall be waived and the shares of Stock covered thereby and all unrestricted Dividend Equivalents credited in respect thereof shall be deemed fully vested;

             (iii) (A) any Restricted Stock Unit Award and any Performance Stock Unit Award granted under the Plan that has become fully vested and freely transferable or has not been paid in full prior to the Change in Control shall be cancelled in exchange for an immediate cash payment equal to the product of (x) the number of shares of Stock covered by such Restricted Stock Unit Award or Performance Stock Unit Award, whichever is applicable, multiplied by (y) the amount determined in accordance with clause (y) of subsection (e) of this Section 12, provided that any Restricted Stock Unit Award that has been granted within six months of the date of the Change in Control to a Participant who, on the date of the Change in Control, is subject to the reporting requirements of Section 16(a) of the Exchange Act (a "Reporting Person") shall not be cancelled for a payment in cash, and (B) Dividends Equivalents credited in respect of any such Restricted Stock Unit Award or Performance Stock Unit Award shall be deemed fully vested and payable immediately upon such Change in Control; and

             (iv) any Participant holding an Award who is terminated by the Company or any Subsidiary for any reason within the two year period immediately following a Change in Control shall be permitted to exercise any Stock Option, Stock Appreciation Right or Limited Stock Appreciation Right after such termination of employment at any time (x) within the three month period commencing on the later of the date of termination of his or her employment or the date on which such Award would first be exercisable in accordance with the terms of the Plan had such termination not occurred or (y) until the expiration of the stated term of such Award, whichever period is shorter; provided, however, that any Limited Stock Appreciation Right held by a Participant who, on the date of termination, is a Reporting Person shall be deemed exercised immediately upon such termination for the consideration described in
        Section 7(a)(iii) of the Plan.

          (b) For purposes of the Plan, "Change in Control" shall mean a Change in Control of the Company, which shall be deemed to have occurred if:

             (i) any Person (as defined in this Section 12) is or becomes the Beneficial Owner (as defined in this Section 12) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of securities directly from the Company);

             (ii) during any period of two consecutive years beginning after May 16, 1991, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any Subsidiary of the Company or such surviving entity, at least 80% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); or

             (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (c) For purposes of the definition of Change in Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company, any Subsidiary or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any Subsidiary, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of securities of the Company.

          (d) For purposes of the definition of Change in Control, a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange
     Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (e) For purposes of this Section 12, "Change in Control Stock Appreciation" with respect to any share of Stock shall mean an amount equal to the excess, if any, of

             (i) the higher of (x) the Fair Market Value of such share on the date the Limited Stock Appreciation Right is exercised or (y) (A) in the case of transactions described in clauses (i) or (iii) of the Change in Control definition, the highest per share price paid (below called the "Highest Price") for shares of Stock in the transaction constituting the Change in Control, (B) in the case of a transaction described in clause
        (ii) of the Change in Control definition which occurs in connection with a transaction described in clauses (i), (iii), or (iv) of the Change in Control definition, the Highest Price, (C) in the case of a transaction described in clause (ii) of the Change in Control definition which does not occur in connection with a transaction described in clauses (i),
        (iii) or (iv) of the Change in Control definition, the average of the daily closing prices per share of Stock of the Company on the New York Stock Exchange, if such shares are traded thereon, or, if not, such other national securities exchange on which such shares are admitted to trade or, if none, the National Association of Securities Dealers Automated Quotation System if such shares are admitted for quotation thereon, on the thirty consecutive trading days immediately preceding the Change in Control or (D) in the case of a transaction described in clause (iv) of the Change in Control definition, the equivalent of the Highest Price as determined by the Committee, over

             (ii) in the case of a Related Limited Stock Appreciation Right, the option price specified in the related Stock Option and, in the case of a Freestanding Limited Stock Appreciation Right, the price per share specified therein, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant; provided, however, that with respect to a Related Limited Stock Appreciation Right associated with a Stock Option which is an Incentive Stock Option immediately prior to the exercise of such Limited Related Stock Appreciation Right, the Change in Control Stock Appreciation thereon shall not exceed the maximum amount which will permit such Stock Option to continue to qualify as an Incentive Stock Option.

SECTION 13. GENERAL PROVISIONS.

     (a) The Committee may require each Optionee purchasing shares of Stock pursuant to a Stock Option to represent to and agree with the Company in writing that such Optionee is acquiring the shares of Stock without a view to distribution thereof.

     All certificates for shares of Stock delivered under the Plan and, to the extent applicable, all evidences of ownership with respect to Dividend Equivalents delivered under the Plan, shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or quotation system on which the Stock is admitted for trading and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company, any Subsidiary or any Related Entity any right to continued employment with the Company, any Subsidiary or any Related Entity, as the case may be, nor shall it interfere in any way with the right of the Company, any Subsidiary or any Related Entity to terminate the employment of any of its employees at any time.

     (c) Each Participant shall be deemed to have been granted any Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized; provided, however, that a Reload Option shall be deemed to have been granted on the date on which is exercised the Original Option in respect of the exercise of which such Reload Option is granted or such later date as the Committee in its sole discretion shall determine prior to the date on which such exercise occurs.

     (d) Unless the Committee otherwise determines, each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company (and, where applicable, its Subsidiaries and its Related Entities) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     A Participant (other than a Nonemployee Director) may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued upon the exercise of a Stock Option or Stock Appreciation Right or upon the vesting of any Restricted Stock Unit Award or Performance Stock Unit Award a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value that would satisfy the withholding amount due. With respect to any Participant who is a director or officer, the following additional restrictions shall apply:

          (i) the election to satisfy tax withholding obligations relating to the exercise of a Stock Option or Stock Appreciation Right or to the vesting of a Restricted Stock Unit Award or Performance Stock Unit Award in the manner permitted by this subsection (d) shall be made either (x) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date, or (y) at least six months prior to the date on which the amount of tax to be withheld upon the exercise of such Stock Option or Stock Appreciation Right or the vesting of such Restricted Stock Unit Award or Performance Stock Unit Award is determinable;

          (ii) such election shall be irrevocable;

          (iii) such election shall be subject to the consent or disapproval of the Committee; and

          (iv) such election shall not be made within six months of the date of the grant of such Award.

     (e) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, failure to act, determination or interpretation.

     (f) The Plan is intended to satisfy the conditions of Rule 16b-3, and all interpretations of the Plan shall, to the extent permitted by law, regulations and rulings, be made in a manner consistent with and so as to satisfy the conditions of Rule 16b-3. The phrase "director or officer" as used in the Plan means any director or officer who is subject to the provisions of Section 16(b) of the Exchange Act. Any provision of the Plan or the application of any provision of the Plan inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

     In interpreting and applying the provisions of the Plan, any Stock Option granted as an Incentive Stock Option pursuant to the Plan shall to the extent permitted by law, regulations and rulings be construed as, and any ambiguity shall be resolved in favor of preserving its status as, an "incentive stock option" within the meaning of Section 422 of the Code. Once an Incentive Stock Option has been granted, no action by the Committee that would cause such Stock Option to lose its status under the Code as an "incentive stock option" shall be effective as to such Incentive Stock Option unless taken at the request of or with the consent of the Optionee.

     Notwithstanding any provision to the contrary in the Plan or in any Incentive Stock Option granted pursuant to the Plan, if any change in law or any regulation or ruling of the Internal Revenue Service shall have the effect of disqualifying any Stock Option granted under the Plan which is intended to be an "incentive stock option" within the meaning of Section 422 of the Code, the Stock Option granted shall nevertheless continue to be outstanding as and shall be deemed to be a Nonqualified Stock Option under the Plan.

     (g) A Participant may elect, on or after the date of grant of any Award, to defer receipt of all or any portion of the proceeds of such Award or any Dividend Equivalents in connection therewith, whether in the form of cash or shares of Stock, deliverable to such Participant upon the exercise, vesting or payment of any such Award or Dividend Equivalents, in each case to the extent permitted by and subject to the terms and conditions set forth in any deferral or similar plan or arrangement enacted by the Board or the Committee in its sole discretion.

     (h) Nothing in this Plan shall be interpreted to preclude the Corporation from granting Awards under, or paying compensation outside the parameters of, the Plan including, without limitation, base salaries, awards under any other plan of the Corporation or its Subsidiaries (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Code or otherwise, should the Board or any committee thereof (including the Committee), whichever is applicable, determine that such action is in the best interests of the Corporation and its stockholders.

SECTION 14. EFFECTIVE DATE OF PLAN.

     The Plan shall be effective on the date it is approved by the affirmative vote of the holders of a majority of the shares of Stock of the Company present in person or by proxy at the Annual Meeting of Stockholders on May 16, 1991.

SECTION 15. TERM OF PLAN.

     No Award shall be granted under the Plan on or after the tenth anniversary of the date the Plan is approved by the Company's stockholders, provided, however, that Awards granted prior to such tenth anniversary may extend beyond that date; and provided, further, however, that Reload Options may be granted on or after such tenth anniversary, but no Reload Option shall be exercisable after any date which is later than the date on which a Stock Option granted prior to such tenth anniversary could be exercised.